EXHIBIT 99.1

       ADVANCED NUTRACEUTICALS, INC. ANNOUNCES SECOND QUARTER RESULTS AND
                          OTHER CORPORATE DEVELOPMENTS

Denver, Colorado, May 19, 2004 - Advanced Nutraceuticals, Inc. (OTCBB: ANII), announced today results for the second quarter and the six months ended March 31, 2004. These are the first reported results of the Company's operations following the divestiture of its unprofitable subsidiary, ANI Pharmaceuticals, Inc. ("ANIP"), during March 2004. The operations of ANIP are now accounted for as a discontinued operation in the Company's financial statements. The successful operations and results of the Company's subsidiary, Bactolac Pharmaceutical, Inc. ("Bactolac"), have been overshadowed in past years due to losses from ANIP.

Net sales from continuing operations for the six months ended March 31, 2004 were $8.4 million compared to $6.2 million for the comparable prior year period, a 35% increase. The Company reported net income from continuing operations of $2.7 million, or $.54 per common share, compared with net income of $855,000, or $.17 per common share for the 2003 period. The 2004 period included the effect of a recorded $1.3 million deferred income tax benefit.

Net sales from continuing operations for the three months ended March 31, 2004 were $4.3 million compared to $3.1 million for the three months ended March 31, 2003, a 37% increase. The Company reported net income from continuing operations of $2.1 million, or $.42 per common share for the quarter compared to net income of $401,000, or $.08 per common share, for the third quarter of 2003. The 2004 period included the effect of a recorded $1.3 million deferred income tax benefit.

Net loss from discontinued operations for the six months ended March 31, 2004 was $1.5 million, or $.30 per common share, compared with a net loss of $807,000, or $.16 per common share for the 2003 period. Net loss from discontinued operations for the three months ended March 31, 2004 was $1.1 million, or $.22 per common share, compared with a net loss of $571,000, or $.11 per common share for the second quarter of 2003. Both the six-month and three-month periods ended March 31, 2004, include the effect of a recorded $697,000 deferred tax benefit. The Company used the entire net cash proceeds from the ANIP sale to reduce the Company's secured debt by approximately $3.0 million.

In May of 2004 Bactolac entered into a new lease for an additional 29,000 square feet of space to expand its operations as well as commence production of liquid vitamin products.

Dr. Reddy, founder and president of Bactolac, and largest shareholder of the Company, was quoted as saying, "I am pleased with the progress that has recently been accomplished and am optimistic about the growth potential for Bactolac."

                 Condensed Consolidated Statements of Operations



                                          Three Months Ended    Six Months Ended
(In thousands except per share data)           March 31,            March 31,
                                            2004      2003       2004      2003
                                            ----      ----       ----      ----
Net sales                                 $ 4,320   $ 3,149    $ 8,395   $ 6,230
Gross profit                                1,520     1,153      2,849     2,372
General and administrative expenses           647       685      1,348     1,413
                                          -------   -------    -------   -------

     Operating income                         873       468      1,501       959

Other expenses, net                           (60)      (68)       (84)     (103)
                                          -------   -------    -------   -------

Income from continuing
     operations before taxes                  813       401      1,417       855

Income tax benefit                          1,303        --      1,303        --
                                          -------   -------    -------   -------

Income from continuing operations           2,116       401      2,720       855

Loss from discontinued operations,
     net of income tax benefit             (1,128)     (571)    (1,533)     (808)
                                          -------   -------    -------   -------

     Net income (loss)                    $   987   $  (170)   $ 1,186   $    47
                                          =======   =======    =======   =======
Basic income (loss) per share
     Continuing operations                $   .42   $   .08    $   .54   $   .17
     Discontinued operations                 (.22)     (.11)      (.30)     (.16)
                                          -------   -------    -------   -------

                                          $   .20   $  (.03)   $   .24   $   .01
                                          =======   =======    =======   =======
Diluted income (loss) per share
     Continuing operations                $   .42   $   .08    $   .54   $   .17
     Discontinued operations                 (.23)     (.11)      (.30)     (.16)
                                          -------   -------    -------   -------

                                          $   .19   $  (.03)   $   .24   $   .01
                                          =======   =======    =======   =======

Weighted average shares outstanding:
    Basic                                   4,993     4,993      4,993     4,993
                                          =======   =======    =======   =======
    Diluted                                 5,070     4,993      5,036     5,156
                                          =======   =======    =======   =======



                      Condensed Consolidated Balance Sheet
                                 (In thousands)
                                  ------------
                                                                   March 31,
                                                                     2004
                                                                   ---------
                                       ASSETS

Current assets:                                                     $ 6,368
Property and equipment, net                                           1,161
Other assets                                                          8,965
                                                                    -------

Total assets                                                        $16,494
                                                                    =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                 $ 1,640
Long term liabilities                                                 1,586
Stockholders' equity                                                 13,268
                                                                    -------

Total liabilities and stockholders' equity                          $16,494
                                                                    =======




For additional information contact:

Jeff McGonegal (303) 475-3786 (Email: jmcgonegal@anii.cc) or
Gregory Pusey (303) 722-4008 (Email: gpusey@anii.cc)

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This press release includes "forward looking statements" as defined by the
Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANII believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of ANII. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions, fluctuations in sales volumes and problems in collecting receivables. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.